Exhibit 10.9


                 AMENDMENT NO. 1 TO INVESTOR'S RIGHTS AGREEMENT

         THIS AMENDMENT NO. 1 ("Amendment") to the INVESTOR'S RIGHTS AGREEMENT is made as of July 2nd, 2003 by and among FIND/SVP, Inc., a New York corporation (the "Company"), Petra Mezzanine Fund, L.P. (the "Investor"), Martin E. Franklin and David Walke (collectively, the "Major Shareholders"). Terms not otherwise defined herein shall have the meanings set forth in the Investor's Rights Agreement, by and among the Company, the Investor and the Major Shareholders, dated as of April 1, 2003 (the "Investor's Rights Agreement").

                                    RECITALS

         WHEREAS, the parties hereto are parties to the Investor's Rights Agreement;

         WHEREAS, pursuant to Section 5.2 of the Investor's Rights Agreement, the Investor's Rights Agreement may be amended with the written consent of the Company and the holders of a majority of the outstanding shares of the Registrable Securities; provided however, that Section 3 may only be amended with the consent of the Company, the holders of a majority of the outstanding shares of Registrable Securities and the holders of a majority of the outstanding shares of Common Stock held by the Major Shareholders; and

         WHEREAS, the parties desire to amend the Investor's Rights Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Amendment, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Investor's Rights Agreement as follows:

SECTION 1.  AMENDMENTS.

         1.1. The following recitals are hereby added to the Investor's Rights
Agreement:

              "WHEREAS, the Company has requested that the Investor make available to the Company Five Hundred Thousand Dollars ($500,000) pursuant to an amended and restated loan agreement and promissory note (the "Second Loan"); and

              WHEREAS, as consideration for the Investor making the Second Loan to the Company, the Company proposes to grant the Investor a warrant (the "Second Warrant") to purchase 70,000 shares of Common Stock."

         1.2. The definition of "Registrable Securities" in Section 1.1 is hereby deleted and replaced with the following:

              "REGISTRABLE SECURITIES" means (i) the Common Stock issued or issuable upon conversion of the Series A Preferred Stock, upon exercise of the Warrant and/or the Second Warrant or upon exercise of each Additional Warrant (as such term is defined in the Warrant and the Second Warrant) or (ii) stock issued in respect of the stock referred to in (i) as a result of a stock split, stock dividend, recapitalization or the like, and in the case of (i) and (ii) which has not been sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), excluding in all cases, however, any Registrable Securities transferred by any Person in a transaction in which the rights under this Section 1 are not assigned in accordance with this Agreement.

         1.3. Clause (ii) of Section 2.2 is hereby deleted and replaced with the following:

              " (ii) securities issuable upon exercise of the Warrant, the Second Warrant or any Additional Warrant."

         1.4. The last sentence of Section 2.3 is hereby deleted and replaced with the following:

              "A PRO RATA share, for purposes of this Section 2, is the ratio of the number of shares of Common Stock issued and held, including shares issuable upon conversion of the Series A Preferred Stock and/or upon exercise of the Warrant, the Second Warrant and/or any Additional Warrant then held, by such Investor to the total number of shares of Common Stock of the Company then outstanding on an as converted and fully diluted basis (excluding shares reserved for option grants not yet granted)."

         1.5. The first sentence of Section 3.4 is hereby deleted and replaced with the following:

              "Such Holder shall effect its participation in the Selling Shareholder's sale by either promptly (i) delivering to the Selling Shareholder the appropriate number of shares of Common Stock which such Holder has elected to sell, or (ii) to the extent such Holder does not hold any shares of Common Stock, exercising the Warrant, the Second Warrant, or any Additional Warrant and/or converting shares of Series A Preferred Stock, as case may be, for the appropriate number of shares of Common Stock and then delivering to the Selling Shareholder for transfer to the prospective purchaser, one or more certificates, properly endorsed for transfer, which represent that number of shares of Common Stock which such Holder has elected to sell.

         SECTION 2. EFFECT OF AMENDMENTS. All of the terms of the Investor's Rights Agreement not amended by this Amendment shall continue in full force and effect and the Investor's Rights Agreement shall be amended and restated to reflect the amendments contained herein.

         SECTION 3. COUNTERPARTS. This Amendment may be executed in counterparts.


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

         SECTION 4. EFFECTIVE DATE. This Amendment shall become effective upon the execution and delivery by the parties hereto.

         IN WITNESS WHEREOF, the Company, the Major Shareholders and the Investor have executed this Amendment to the Investor's Rights Agreement as of the day and year first above written.

                                   FIND/SVP, INC.

                                   By: /s/ David Walke
                                       ------------------------------
                                   Name: David Walke
                                   Title: Chief Executive Officer

                                   PETRA MEZZANINE FUND, L.P.

                                   By:  Petra Partners, LLC, its General Partner

                                   By: /s/ Joseph D. O'Brien III
                                       ------------------------------
                                   Name: Joseph D. O'Brien III
                                   Title: Managing Member

                                   /s/ Martin E. Franklin
                                   ----------------------------------
                                   Martin E. Franklin


                                   /s/ David Walke
                                   ----------------------------------
                                   David Walke


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